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                                AMENDMENT NO. 1
                  TO THE 1990 STOCK OPTION AND INCENTIVE PLAN
                FOR KEY EMPLOYEES OF AVERY DENNISON CORPORATION


WHEREAS, Section 11.2 of the 1990 Stock Option and Incentive Plan for Key Employees of Avery Dennison Corporation (the "Plan") provides that the Plan may be amended by the Board of Directors of Avery Dennison Corporation (the "Company"), subject to shareholder approval in certain circumstances; and

WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend the Plan in certain respects and to submit this amendment to the Company's shareholders for approval.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1994 in the following respects:

1. The first sentence of Section 2.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

     "The shares of stock subject to Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Dividend Equivalents or Stock Payments shall be Common Stock, initially shares of the Company's common stock, par value $1.00 per share, as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards shall not exceed 7,950,000."

2.   The following language is hereby added at the end of Section 3.3(a)(ii):

     "; provided, however, that in no event shall the Committee grant Options to any individual Employee during any calendar year covering in excess of 200,000 shares."



                              Approved:  /s/ CHARLES D. MILLER
                                         ____________________________________
                                         Charles D. Miller
                                         Chairman and Chief Executive Officer
                                         Avery Dennison Corporation